UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2022

AeroClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-652-5326

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	AERC	The Nasdaq Stock Market LLC

Item 2.02.	Results of Operations and Financial Condition.

On May 12, 2022, AeroClean Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2022 and other information described in Item 5.02 below.

The press release is included as Exhibit 99.1 hereto. The information furnished under this Item 2.02, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, the board of directors (the “Board”) of the Company appointed Timothy Scannell as a new director of the Board, chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee, effective as of May 11, 2022. There are no family relationships between Mr. Scannell and any director, executive officer, or any person nominated or chosen by the Company to become its director or executive officer.

Mr. Scannell brings over 30 years of experience and success delivering market-leading results from his leadership roles at Stryker Corporation (NYSE: SYK) (“Stryker”), one of the world’s leading medical technology companies. Mr. Scannell served as President and Chief Operating Officer of Stryker between 2018 and 2021, overseeing all of Stryker’s commercial businesses and regions globally. Prior to this, he served as group president for Stryker’s MedSurg & Neurotechnology businesses for ten years. Mr. Scannell currently serves as a director and non-executive chairman of the Board of Directors for Insulet Corporation (Nasdaq: PODD) and is a director on the boards of Novocure Limited (Nasdaq: NVCR), Renalytix plc (Nasdaq: RNLX) and Collagen Matrix, Inc. Mr. Scannell attended the University of Notre Dame, where he received a bachelor’s degree in Business Administration and Marketing and his Master of Business Administration.

Except as disclosed in this Current Report on Form 8-K, there are currently no arrangements or understandings between Mr. Scannell and any other person pursuant to which Mr. Scannell was elected to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Scannell requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment to the Board, Mr. Scannell will be eligible to participate in the Company’s standard compensation program for non-employee directors (the “Non-Employee Directors Stock and Deferred Compensation Plan”), as described in the Company’s offering circular filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 253(g)(1) promulgated under the Securities Act of 1933, as amended, on November 24, 2021.

Mr. Scannell is entitled to receive a one-time initial grant of 37,00 restricted stock units (“RSUs”). One-third of the RSUs will vest on the date that is one year following the date of grant and the remaining two-thirds of the RSUs will vest in equal quarterly installments over the next two years thereafter, subject to Mr. Scannell’s continued service to the Company.

In addition, Mr. Scannell will be eligible to receive annual equity awards payable in the Company’s common stock, par value $0.01. The awards will have an initial grant date value of $100,000 for his service as a member of the Board, $10,000 for his service as Chair of the Nominating and Corporate Governance Committee and $5,000 for his service as a member of the Compensation Committee.

Mr. Scannell will also enter into an indemnification agreement with the Company, in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated May 12, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2022	AEROCLEAN TECHNOLOGIES, INC.

	By:	/s/ Jason DiBona
Name: Jason DiBona
Title: Chief Executive Officer